EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 33-15598, 333-36204, 333-56946, 333-59290, 333-83971, and 333-89876 of Frontier Oil Corporation on Form S-8 and Registration Statement No. 333-80253 on Form S-3 of Frontier Oil Corporation of our reports dated February 19, 2004, appearing in and incorporated by reference in the Annual Report on Form 10-K/A of Frontier Oil Corporation for the year ended December 31, 2003.

DELOITTE & TOUCHE LLP

Houston, Texas
October 12, 2004